UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 29, 2006

Commission File Number: 0-21806

PLM Equipment Growth Fund VI Liquidating Trust
(Exact name of registrant as specified in its charter)

California	94-3135515
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

405 Lexington Avenue, 67th Floor
New York, NY 10174
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 682-3344

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 29, 2006, Boeing 737-300 Trust S/N 24700 (“the Trust”), an entity in which PLM Equipment Growth Fund VI Liquidating Trust (the “Liquidating Trust”) owns a 62% interest, sold a Boeing 737-300 aircraft (the “Aircraft”) for $8.0 million to Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as Trustee on behalf of DB Equipment Leasing, Inc. (“Buyer”). $0.1 million of the purchase price is held in escrow pending resolution of a foreign tax withholding issue. An additional $50,000 of the purchase price is held in escrow and will be released to the Trust once certain technical records related to the Aircraft are supplied to Buyer. Concurrent with the sale of the Aircraft, the Trust remitted to Buyer $2.3 million reflecting certain aircraft maintenance reserves and lease deposits held by the Trust relating to the Aircraft.

As a result of the sale, the Trust distributed approximately $3.4 million of the net cash proceeds to the Liquidating Trust, such amount representing the Liquidating Trust’s pro-rata portion of all net cash proceeds.

Other than in respect of the purchase agreement, there are no material relationships between Buyer and the Trust or the Liquidating Trust, or any of their affiliates, or any director or officer of the Trustee of the Liquidating Trust, or any associate of such director or officer.

Item 8.01 Other Events

On December 29, 2006, PLM CAL I LLC (“CAL I”) and PLM CAL II LLC (“CAL II”), entities in which the Liquidating Trust owns a 34% interest, signed a letter of intent to sell the owner participation interests in two owner trusts (the “Interests”), each of which owns a Boeing 737-524 aircraft, to Dougherty Air Trustee, LLC or its affiliates (“Dougherty”) for a total of $6.5 million. Dougherty will purchase the Interests subject to total debt of the owner trusts of approximately $22.8 million. The closing of the transaction contemplated by the letter of intent is expected by March 31, 2007, provided, however, the closing is subject to numerous conditions, and there can be no assurance that closing will occur by March 31, 2007, if at all.

As previously reported on the Liquidating Trust’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 4, 2006 and December 6, 2006, CAL I and CAL II have sold owner participation interests in owner trusts holding other aircraft to Dougherty pursuant to purchase agreements. Other than in respect of these purchase agreements and the letter or intent described herein, there are no material relationships between Dougherty, CAL I, CAL II, and the Liquidating Trust or any of their affiliates, or any director or officer of the Trustee of the Liquidating Trust, or any associate of such director or officer.

As of December 29, 2006, the Liquidating Trust has disposed of all of its equipment assets, except the Interests and its 53% interest in an entity owning a marine vessel. As previously reported on the Liquidating Trust’s Form 8-K filed with the Securities and Exchange Commission on December 22, 2006, the entity owning the marine vessel has entered into a memorandum of agreement to sell the marine vessel. The sale of the marine vessel is expected to occur in the first quarter of 2007.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Aircraft purchase agreement dated as of December 29, 2006 among PLM Financial Services, Inc. and Wells Fargo Bank Northwest, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLM Equipment Growth Fund VI Liquidating Trust

By: PLM Financial Services, Inc.,
its Trustee

By: s/s Richard K Brock
Richard K Brock
Chief Financial Officer

Date: January 2, 2007

Exhibit Index

Exhibit 10.1 Aircraft purchase agreement dated as of December 29, 2006 among PLM Financial Services, Inc. and Wells Fargo Bank Northwest, National Association (filed herewith).